UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
(Amendment No. __)

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☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

Mobile Integrated Systems, Inc.
(Name of Registrant As Specified In Its Charter)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Mobile Integrated Systems, Inc.
(a Nevada corporation)

INFORMATION STATEMENT
AND
NOTICE OF ACTION TAKEN WITHOUT A MEETING

Date first mailed to stockholders: _____________, 2013

Suite 502, 25 Adelaide Street East
Toronto, Ontario, Canada M5C 3A1
(Principal Executive Offices)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 1. Information Required by Items of Schedule 14A

Introduction

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being mailed or otherwise furnished to the registered stockholders of Mobile Integrated Systems, Inc. (the “Company”) pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, for the purpose of informing our stockholders of an amendment to our Articles of Incorporation.  The Company’s Board of Directors and the holder of a majority of the Company’s outstanding shares of common stock have approved resolutions to amend Article 1 of the Company’s Articles of Incorporation by changing the Company’s name from “Mobile Integrated Systems” to “Epcylon Technologies, Inc.” (the “Name Change”).

The Name Change is described in greater detail below.

Approval of the Resolutions

Section 78.320 of the Nevada Revised Statutes and the Company’s Bylaws provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action.

On June 19, 2013, the Board of Directors of the Company approved and recommended the Name Change.  Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders.  However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of June 19, 2013 will have voted in favor of the foregoing proposal by written consent, and having sufficient voting power to approve such proposal through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

The Company has obtained all necessary corporate approvals in connection with the Name Change and your consent is not required and is not being solicited in connection with the approval of the Name Change.  This Information Statement is furnished solely for the purpose of informing stockholders in the manner required under the Securities Exchange Act of 1934 of these corporate actions before they take effect.

This Information Statement is dated July __, 2013 and is first being mailed to stockholders on or about July ___, 2013.  Only stockholders of record at the close of business on July __, 2013 are entitled to receive this Information Statement.

Effective Date

The Name Change will become effective on the earlier of (i) 21 days from the date this Information Statement is first mailed to the stockholders, or, (ii) such later date as approved by the Company’s Board of Directors, in its sole discretion.  The Name Change will become effective through the filing of a Certificate of Amendment with the Secretary of State of Nevada.

Dissenter's Rights of Appraisal

Neither the Articles of Incorporation and Bylaws of the Company nor the Nevada Revised Statutes provide for dissenters' rights of appraisal in connection with the Name Change.

Stock Certificates

Following the effective date of the Name Change, stockholders will receive information regarding the procedures by which they may forward their old certificates to the transfer agent and receive new certificates reflecting the Name Change.  Stockholders should not submit any stock certificates until they receive information from the Company regarding the exchange of stock certificates.  The Company’s transfer agent is Olde Monmouth Stock Transfer Co. Inc. (the “Transfer Agent”), of 200 Memorial Parkway, Atlantic Highlands, NJ 07716, Telephone number: (732) 872-2727.

Reasons for Name Change

The Company’s Board of Directors has determined that it is advisable that the Company adopt a new name to reflect its current business plan.

Effect of the Name Change

The Company’s new name will better reflect the nature of the Company’s current and anticipated operations under the business plan.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

As of the close of business on June 18, 2013, 164,125,222 shares of the Company’s common stock were issued and outstanding.  Each share of common stock is entitled to one vote on all matters upon which such shares can vote.  All shares of common stock are equal to each other with respect to the election of directors.

DIRECTORS AND EXECUTIVE OFFICERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of common stock as of June 18, 2013 by (i) each director of the Company; (ii) each of the Company's officers; (iii) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding common stock; and (iv) all directors and named executive officers as a group.  Except as otherwise indicated below, each person named has sole voting and investment power with respect to the shares indicated.  The percentage of ownership set forth below reflects each holder's ownership interest in 164,125,222 issued and outstanding shares of the Company's common stock.

Amount and Nature of
Beneficial Ownership

Name and Address of Beneficial Owner	Shares	Options/ Warrants (1)	Total (1)	Percentage of Shares Outstanding (1)
Five Percent Stockholders
2238646 Ontario Inc. (2)	97,040,000	0	97,040,000	59.1%
Executive Officers and Directors
Todd Halpern, Co-Chairman of Board (3)	0	7,375,000	7,375,000	4.3%
Alan Ralph, Director (4)	0	2,250,000	2,250,000	1.4%
Emlyn J. David, Chief Financial Officer and Director (5)	0	3,333,333	3,333,333	2.0%
Abbas A. Damji, President and Chief Executive Officer	0	0	0	0.0%
All officers and directors as a group (4 persons)	0	12,958,333	12,958,333	7.3%

For each individual or entity listed above, the mailing address is: c/o Mobile Integrated Systems, Inc., Suite 502, 25 Adelaide Street East, Toronto, Ontario, Canada M5C 3A1, except as otherwise indicated below.

(1) Includes options and warrants exercisable as of the date hereof or within 60 days hereafter. The Company is unaware of any pledges of any shares, options or warrants by any of the individuals or entities listed above.

(2) Randall Barrs has sole voting and dispositive control over the Company’s shares owned by 2238646 Ontario Inc., an Ontario corporation located at 23 Bedford Road, Toronto, Ontario M5R 2J9, Canada.  Mr. Barrs is the sole officer, director and shareholder of 2238646 Ontario Inc.

(3) Todd Halpern has been granted options to purchase 7,750,000 shares of the Company’s common stock as follows.  He has been granted options to purchase 7,000,000 shares of the Company’s common stock at a purchase price of $.15 per share.  Such options have vested and are exercisable. Mr. Halpern has also been granted options to purchase 750,000 shares of the Company’s common stock, with a vesting date effective as of November 29, 2012 and an exercise price of $.30 per share. Half of such options became exercisable on November 29, 2012 and the other half will become exerciseable on November 29, 2013. Such options will terminate on November 29, 2014.

(4) Alan Ralph has been granted options to purchase 2,250,000 shares of the Company’s common stock as follows. Mr. Ralph has been granted an option to purchase 750,000 shares of the Company’s common stock at a purchase price of $.30 per share.  The options have vested and are exercisable. The right to exercise all of the options will terminate on November 29, 2014. In addition, Mr. Ralph has been granted options to purchase 1,500,000 shares of the Company’s common stock at a purchase price of $.15 per share. Such options have vested and are exercisable. The right to exercise all of the options will terminate on November 29, 2014.

(5) Emlyn J. David has been granted options to purchase 5,000,000 shares of the Company's common stock.  One-Third (1/3) of the option shall vest and become fully exercisable upon each one year anniversary of the date of grant, so long as Mr. David remains employed by the Company on such date.  Such vested portion of the option may be exercised as described herein regardless of his employment status with the Company.  To date, options to purchase 3,333,333 shares have vested and are exercisable.

Potential Changes in Control

At the present time, there are no arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Stock Option Plan Information

To date, the Company has not adopted a Stock Option Plan.  The Company may adopt an option plan in the future.

Adverse Interests

The Company is not aware of any material proceeding to which any director, officer, or affiliate of the Company, or any owner of record or beneficially of more than five percent of any class of the Company’s voting securities, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

Item 2.  Statement That Proxies Are Not Solicited

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 3.  Interest of Certain Persons in or Opposition to Matters to Be Acted Upon

None of the Company’s current or former officers or directors have any financial interest in the Name Change except to the extent that they are shareholders of the Company.

Item 4.  Proposals by Security Holders

Not applicable as no stockholder proposals have been submitted.

Item 5.  Delivery of documents to security holders sharing an address

We will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written or oral request to us at the following address and telephone number:

Mobile Integrated Sytems, Inc.
Suite 502, 25 Adelaide Street East
Toronto, Ontario, Canada M5C 3A1
Telephone number: (416) 479-0880

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

Where You Can Find More Information

The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information the Company files at the Securities and Exchange Commission's public reference room in Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Company's filings with the Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

July 5, 2013 By Order of the Board of Directors /s/ Abbas A. Damji Name: Abbas A. Damji Title: President and Chief Executive Officer